UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

HOMELAND SECURITY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Agreement.

On December 29, 2011, Homeland Security Capital Corporation (the “Company”) entered into the First Amendment (the “Amendment”) to the Asset Purchase Agreement dated June 22, 2011 (the “Agreement”), by and among the Company, Default Servicing USA, Inc., a subsidiary of the Company (“Buyer”), Default Servicing, LLC (“Default”) and DAL Group, LLC, the sole member of Default (the “Member”).

Under the terms of the Agreement, the Company acquired all of the assets and properties of, and assumed certain liabilities from, Default in consideration of an aggregate purchase price of $480,000 in cash and up to an additional $2.9 million in Contingent Payment Amounts (as defined in the Agreement), subject to the achievement of specified net revenue measurement metrics during each calendar month through 2014.

Pursuant to the terms of the Amendment, the parties agreed to discontinue the payment of all future Contingent Payment Amounts relating to the period on and after January 1, 2012, in consideration of a payment by the Buyer to Default in the amount of $200,000 (the “Termination Payment”).  In addition, and in consideration of the Termination Payment, Default and the Member have agreed not to make any claims under Section 9.3 of the Agreement, other than those relating to the Assumed Liabilities (as defined in the Agreement), and the Company and the Buyer will not make any claims under Section 9.2(a) of the Agreement against the Termination Payment or the Contingent Payment Amounts. As a result, the parties also agreed that Default is not obligated to fund the Escrow Amount (as defined in the Agreement) and the Parties hereby terminate the Escrow Agreement (as defined in the Agreement) with SunTrust Bank.

The foregoing summary of the Amendment, the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2011, each of which is incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Philip A. McNeill resigned from his position as a director of the Company effective December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

	By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	President and Chief Executive Officer

Date: January 4, 2012